UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 13, 2005

Avon Products, Inc.
(Exact name of registrant as specified in its charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York 10105-0196
(Address of principal executive offices) (Zip Code)

(212) 282-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 Other Events

On October 13, 2005 the Company reported the filing of a class action complaint for alleged violations of the Employee Retirement Income Security Act (“ERISA”), purportedly brought on behalf of the Avon Products, Inc. Personal Savings Account Plan, the Avon Products, Inc. Personal Retirement Account Plan and a purported class of participants in those plans for whose individual accounts the plans purchased or held Company securities from July 28, 2004 to the present. While the Company did not undertake to announce the filing of similar complaints in the future, one such similar complaint has been filed in the Southern District of New York. That action, entitled Carolyn Jane Perry v. Andrea Jung, et al., was purportedly brought on behalf of Carolyn Jane Perry, the Avon Personal Savings Account Plan and a purported class of participants and beneficiaries in the Avon Personal Savings Account Plan for whose individual accounts that plan held an interest in the common stock of the Company from February 20, 2004 to the present.

The Company is not undertaking to announce the filing of any similar complaints in the future.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Gilbert L. Klemann, II

Gilbert L. Klemann, II
Senior Vice President and General Counsel

Date: October 19, 2005

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